UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 16, 2009

HUIHENG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132056	20-4578899
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 506 Block B, Yingdali Digital Park, Hongmian Road
Futian Free Trade Zone, Shenzhen P.R. China 518038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86-25331511

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2009, Huiheng Medical, Inc. (the “Company”) received the resignation of Dr. Joe Chang as a director on the Company’s Board of Directors.  At the time of his resignation, Dr. Chang served as the a member of the Company’s Compensation Committee.

On April 20, 2009, the Company received the resignation of Dr. Kenneth Borow as a director on the Company’s Board of Directors.  At the time of his resignation, Dr. Borow served as the Chairman of the Company’s Compensation Committee.

On April 20, 2009, the Company received the resignation of Peter Slate as a director on the Company’s Board of Directors.  At the time of his resignation, Mr. Slate served as a member of the Company’s Audit Committee

The resignations of Dr. Chang, Dr. Borow and Mr. Slate did not result from any disagreement with the Company or its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huiheng Medical, Inc.

April 20, 2009	By:	/s/ Richard Shen
Richard Shen
Chief Financial Officer